Exhibit 99.1

      Pharmion to Expand Data Package for EMEA Application for Thalidomide
                 Pharmion(TM) and Resubmit for Multiple Myeloma

    Current Myeloma Application Withdrawn, ENL Application Remains on File

          Company Reaffirms Thalidomide Sales and Guidance for 2004


    BOULDER, Colo., May 19 /PRNewswire-FirstCall/ -- Pharmion Corporation (Nasdaq: PHRM) announced today its intent to provide additional clinical data and resubmit its application with the European Medicines Evaluation Agency
(EMEA) for the use of Thalidomide Pharmion 50mg to treat patients with multiple myeloma. The Company is targeting a resubmission with additional clinical data from ongoing studies in both relapsed/refractory and newly-diagnosed patients.

    Pharmion also reaffirmed its 2004 sales guidance of $51-56 million in named patient and compassionate use sales of thalidomide, provided by the Company on May 3, 2004. This was updated from previous guidance of $38-43 million.

    The Company will maintain its application with the EMEA for the use of thalidomide in the treatment of cutaneous manifestations of erythema nodosum leprosum (ENL), a severe and debilitating condition associated with leprosy.

    "As we discussed on our first quarter earnings call, the EMEA will require additional clinical data for thalidomide before it can reach an opinion on whether or not the drug should be approved as a treatment for multiple myeloma. Following an extensive series of discussions with the EMEA, Pharmion has decided to withdraw the current thalidomide application in Europe and focus on preparing a new dossier with additional clinical data," said Patrick
J. Mahaffy, president and chief executive officer of Pharmion. "This decision was not based on safety concerns regarding the use and distribution of Thalidomide Pharmion. Instead, we intend to provide a dossier incorporating newly-generated clinical data on the drug that will reflect current practices in the use of thalidomide for the treatment of multiple myeloma, including its use in newly-diagnosed patients."

    Pharmion is focused on completing several ongoing studies with thalidomide in patients with multiple myeloma, at least two of which the Company believes could provide these data. The first is a study comparing survival and additional clinical endpoints for two doses of thalidomide in patients with relapsed/refractory multiple myeloma; enrollment of this 400 patient study will be completed in the third quarter of 2004. The second study compares time to progression and additional clinical endpoints, including survival, comparing thalidomide plus dexamethasone versus dexamethasone alone in newly-diagnosed patients; enrollment of this 436 patient study will be completed in the first quarter of 2005.

    "We will work with the EMEA to define a plan for the resubmission of thalidomide as it is an increasingly important component of multiple myeloma treatment regimens. In addition, we will continue to supply the drug responsibly on a named patient and compassionate use basis while we work toward a thalidomide approval in Europe," said Judith Hemberger, Pharmion's executive vice president and chief operating officer. "We will honor our commitment to the clinicians who wish to prescribe the drug and patients who benefit from the drug, and we will provide it only through the Pharmion Risk Management Program, or PRMP, to ensure its safe use and long-term availability. We will also continue to support clinical development of thalidomide in multiple myeloma and other oncology indications where it can provide benefit."

    Pharmion's PRMP(TM) monitoring system is used to control the use and distribution of thalidomide, which requires prescribers and pharmacies to register in order to prescribe or dispense thalidomide, and requires all patients to complete an informed consent process and to participate in a confidential surveillance registry. The PRMP is based on the STEPS(R) program developed by Celgene Corporation in cooperation with the US Food and Drug Administration. Pharmion licensed the rights to thalidomide and the STEPS program from Celgene in 2001, and markets the drug under the name Thalidomide Pharmion.

    Pharmion currently sells Thalidomide Pharmion on a named patient and compassionate use basis in Europe and other international markets while it is actively pursuing regulatory approval for the drug. The Company holds exclusive marketing and distribution rights from Celgene Corporation for thalidomide in markets outside of North America, Japan and certain other Asian countries. Pharmion has already gained marketing approvals in Australia and New Zealand for thalidomide in the treatment of relapsed/refractory multiple myeloma.

    Pharmion will hold a conference call to discuss today's news announcements tomorrow morning, Thursday, May 20 at 8:30 a.m. (EST). The conference call will be simultaneously webcast on the company's website at www.pharmion.com, and archived for future review.


    About Multiple Myeloma:

    Multiple myeloma is the second most common cancer of the blood, representing approximately one percent of all cancers and two percent of all cancer deaths with a worldwide prevalence of approximately 200,000 cases.

    Multiple myeloma (also known as myeloma or plasma cell myeloma) is a cancer of the blood in which malignant plasma cells are overproduced in the bone marrow. Plasma cells are white blood cells that help produce antibodies called immunoglobulins that fight infection and disease. However, most patients with multiple myeloma have cells that produce a form of immunoglobulin called paraprotein (or M protein) that does not benefit the body. In additional, the malignant plasma cells replace normal plasma cells and other white blood cells important to the immune system. Multiple myeloma cells can also attach to other tissues of the body, such as bone, and produce tumors. The cause of the disease is unknown.


    About Pharmion:

    Pharmion is focused on acquiring, developing and commercializing innovative products for the treatment of hematology and oncology patients in the US, Europe and additional international markets. For additional information about Pharmion, please visit the company's website at www.pharmion.com.


    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Pharmion's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include the status and timing of regulatory approvals for Thalidomide Pharmion 50mg and Vidaza; the impact of competition from other products under development by Pharmion's competitors; the regulatory environment and changes in the health policies and structure of various countries; acceptance and demand for new pharmaceutical products and new therapies, uncertainties regarding market acceptance of products newly launched, currently being sold or in development; Pharmion's ability to successfully acquire rights to develop and commercialize additional pharmaceutical products; fluctuations in currency exchange rates, and other factors that are discussed in Pharmion's filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and Pharmion undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.



SOURCE  Pharmion Corporation
    -0-                             05/19/2004
    /CONTACT: Breanna Burkart or Anna Sussman, Directors, Investor Relations and Corporate Communications, Pharmion Corporation, +1-720-564-9150/
    /Web site:  http://www.pharmion.com /
    (PHRM)

CO:  Pharmion Corporation; European Medicines Evaluation Agency
ST:  Colorado
IN:  HEA MTC BIO
SU:  CCA ERP